Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

11 September 2024

062052.0001

Elong Power Holding Limited

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

Dear Sir or Madam

Elong Power Holding Limited, Company Number 402639 (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as the Cayman Islands legal adviser to the Company in connection with the Company’s registration statement on Form F-4, including the related prospectus (the Prospectus) all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (the Registration Statement), relating to a proposed business combination between the Company and TMT Acquisition Corp (TMT), a Cayman Islands exempted company, pursuant to which TMT will become a wholly-owned subsidiary of the Company and the Company shall issue certain class A ordinary shares of par value of US$0.00001 each in the capital of the Company (the Shares) for the purposes of the Merger (as defined in the Prospectus). We are furnishing this opinion as Exhibit 5.1 to the Registration Statement to be filed by the Company with the Commission in connection with the Merger.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands,

1.	Existence. The Company is an exempted company duly incorporated with limited liability under the laws of the Cayman Islands.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

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2.	Valid Issuance of Shares. The allotment and issue of the Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the Shares will be validly issued, fully paid and non-assessable.

3.	Cayman Islands Law. The statements under the headings “Cayman Islands Tax Considerations”, “Enforceability of Civil Liability under Cayman Islands Law” and “Description of Share Capital of New Elong” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Form F-4, which is incorporated by reference into the Registration Statement, and to the reference made to this firm in the Registration Statement under the headings “Enforceability of Civil Liability under Cayman Islands Law”, “Cayman Islands Tax Considerations” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Harney Westwood & Riegels

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Schedule 1

List of Documents and Records Examined

1	a copy of the certificate of incorporation of the Company dated 18 August 2023;

2	a copy of the amended and restated memorandum and articles of association of the Company adopted by a special resolution of the Company passed on 15 November 2023 (the M&A);

3	a copy of the register of members of the Company provided to us on 1 July 2024;

4	a copy of the register of directors and officers of the Company provided to us on 1 July 2024;

Copies of 1 - 4 above have been provided to us by the Company’s registered office provider in the Cayman Islands (the Corporate Documents, and together with 5 below, the Documents).

5	A copy of the written resolutions of the sole director of the Company dated 31 July 2024 (the Resolutions); and

6	The Registration Statement.

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Schedule 2

Assumptions

1	Solvency. The Company was on the date of this opinion able to pay its debts as they fall due.

2	Authenticity of Documents. Copies documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Corporate Documents are authentic, all signatures, initials and seals are genuine, all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all material changes have been so indicated.

3	Constitutional Document. No resolutions had been passed to amend the M&A.

4	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

5	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

6	Resolutions. The written Resolutions have been duly executed (and where executed by a corporate entity, such execution has been duly authorised if so required) by or on behalf of each director, and the signatures and initials thereon are those of a person or persons in whose name such Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

7	Unseen Documents. Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

8	Director. The sole director of the Company considers the Merger to be in the best interests of the Company and the sole director has no financial interest in or other relationship to a party or the transactions contemplated by the Merger which has not been properly disclosed in the Resolutions.

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Schedule 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Commercial Terms. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	Register of members. Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

4	Meaning of Non-Assessable. In this opinion the phrase non-assessable means, with respect to the issuance of Shares, that a shareholder shall not, in respect of the relevant Shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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